Exhibit 3.77

AECOM ENERGY & CONSTRUCTION, INC.

(an Ohio corporation)

(Name Change Filed and Effective September 12, 2016)

REGULATIONS

(Amended and Restated Effective as of July 7, 2000)

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of shareholders of the Corporation for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of such other business as may properly be brought before such meeting shall be held at the principal office of the Corporation in the City of Cleveland, in Cuyahoga County, or at such other place either within or without the State of Ohio as may be designated by the Board of Directors, by the Chairman of the Board, or by the President and specified in the notice of such meeting, at such time as may be designated by the Board of Directors, by the Chairman of the Board, or by the President and specified in the notice of the meeting, on the last Friday of November in each year, if not a legal holiday, and, if a legal holiday, then on the next succeeding business day.

Section 2. Special Meetings. Special meetings of the shareholders of the Corporation may be held on any business day, when called by the Chairman of the Board, or by the President, or by a Vice President, or by the Board of Directors acting at a meeting, or by a majority of the directors acting without a meeting, or by persons who hold twenty-five per cent of all the shares outstanding and entitled to vote thereat. Upon request in writing delivered either in person or by registered mail to the President or the Secretary by any persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held after the receipt of such request, as such officer may fix. If such notice is not given within thirty days after the delivery or mailing of such request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations, or cause such notice to be given by any designated representative. Each special meeting shall be called to convene between nine o’clock a.m. and four o’clock p.m., and shall be held at the principal office of the Corporation, unless the same is called by the directors, acting with or without a meeting, in which case such meeting may be held at any place either within or without the State of Ohio designated by the Board of Directors and specified in the notice of such meeting.

Section 3. Notice of Meetings. Not less than seven or more than sixty days before the date fixed for a meeting of shareholders written notice stating the time, place, and purposes of such meeting shall be given by or at the direction of the Secretary, or Assistant Secretary, or any other person or persons required or permitted by these Regulations to give such notice. The notice shall be given by personal delivery or by mail to each shareholder entitled to notice of the meeting who is of record as of the day next preceding the day on which notice is given or, if a record date therefor is duly fixed, of record as of said date; if mailed, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation. Notice of the time, place, and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholders, which writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

Section 4. Quorum; Adjournment. Except as may be otherwise provided by law or by the Articles of Incorporation, at any meeting of the shareholders the holders of shares entitling them to exercise a majority of the voting power of the Corporation present in person or by proxy shall constitute a quorum for such meeting; provided, however, that no action required by law, by the Articles, or by these Regulations to be authorized or taken by a designated proportion of the shares of any particular class or of each class of the Corporation may be authorized or taken by a less proportion; and provided, further, that the holders of a majority of the voting shares represented thereat, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of such adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting.

Section 5. Proxies. Persons entitled to vote shares or to act with respect to shares may vote or act in person or by proxy. The person appointed as proxy need not be a shareholder. Unless the writing appointing a proxy otherwise provides, the presence at a meeting of the person having appointed a proxy shall not operate to revoke the appointment. Notice to the Corporation, in writing or in open meeting, of the revocation of the appointment of a proxy shall not affect any vote or act previously taken or authorized.

Section 6. Approval and Ratification of Acts of Offices and Board of Directors. Except as otherwise provided by the Articles of Incorporation or by law, any contract, act, or transaction, prospective or past, of the Corporation, or of the Board of Directors, or of the officers may be approved or ratified by the affirmative vote at a meeting of the shareholders, or by the written consent, with or without a meeting, of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation, and such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Corporation.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Duties; Number. The business of the Corporation shall be managed by its Board of Directors. The Board of Directors shall consist of such number of members as the shareholders, at any annual or special meeting called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares which are represented at the meeting and entitled to vote on such proposal, may determine, or, the number of members of the Board of Directors which shall constitute the whole board may be fixed from time to time by a resolution of a majority of the Board of Directors, except that such number shall not be less than three.

Section 2. Election of Directors; Vacancies. The directors shall be elected at each annual meeting of shareholders or at a special meeting called for the purpose of electing directors. At a meeting of shareholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election as directors and the candidates receiving the greatest number of votes shall be elected. In the event of the occurrence of any vacancy or vacancies in the Board of Directors, however caused, the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any such vacancy for the unexpired term.

Section 3. Term of Office; Resignations. Each director shall hold office until the next annual meeting of the shareholders and until his successor is elected, or until his earlier resignation, removal from office, or death. Any director may resign at any time by oral statement to that effect made at a meeting of the Board of Directors or in a writing to that effect delivered to the Secretary, such resignation to take effect immediately or at such other time as the director may specify.

Section 4. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors, shall, unless such duty has been delegated by the Board of Directors to the President or another officer, preside at all meetings of the shareholders, and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

Section 5. Organization Meeting. After each annual meeting of the shareholders, the newly elected directors shall hold an organization meeting for the purpose of electing officers and transacting any other business.

Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and place within or without the State of Ohio as may be provided for in bylaws or resolutions adopted by the Board of Directors and upon such notice, if any, as may be so provided.

Section 7. Special Meetings. Special meetings of the Board of Directors may be held at any time within or without the State of Ohio upon call by the Chairman of the Board or the President or a Vice President or any two directors. Written notice of the time and place of each such meeting shall be given to each director either by personal delivery or by mail, telegram, or cablegram at least two days before the meeting, which notice need not specify the purposes of the meeting; provided, however, that attendance of any director at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting and such notice may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at any organization, regular, or special meeting.

Section 8. Quorum; Adjournment. A quorum of the Board of Directors shall consist of a majority of the directors then in office; provided, that a majority of the directors present at a meeting duly held, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of such adjournment need not be given if the time and place to which such meeting is adjourned are fixed and announced at such meeting. At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a majority vote of those present except as in these Regulations otherwise expressly provided.

Section 9. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

Section 10. Committee. The Board of Directors may at any time appoint from its members an Executive, Finance, or other committee or committees, consisting of such number of members, not less than three, as the Board of Directors may deem advisable, together with such alternates as the Board of Directors may deem advisable, to take the place of any absent member or members at any meeting of such committee. Each such member and each such alternate shall hold office during the pleasure of the Board of Directors. Any such committee shall act only in the intervals between meetings of the Board of Directors and shall have such authority of the Board of Directors as may, from time to time, be delegated by the Board of Directors, except the authority to fill vacancies in the Board of Directors or in any committee of the Board of Directors. Subject to the aforesaid exceptions, any person dealing with the Corporation shall be entitled to rely upon any act or authorization of an act by any such committee, to the same extent as an act or authorization of the Board of Directors. Each committee shall keep full and complete records of all meetings and actions, which shall be open to inspection by the directors. Unless otherwise ordered by the Board of Directors, any such committee may prescribe its own rules for calling and holding meetings, and for its own method of procedure, and may act at a meeting by a majority of its members or without a meeting by a writing or writings signed by all of its members.

ARTICLE III

OFFICERS

Section 1. Election and Designation of Officers. The officers of the Corporation will be elected by the Board of Directors and will consist of a Chairman (who, unless the Board of Directors specifies otherwise, will also be the Chief Executive Officer), a President, a Secretary and a Treasurer. The Board of Directors may also choose any or all of the following: one or more Vice Chairmen, one or more Assistants to the Chairman, a Chief Operating Officer, one or more Vice Presidents (who may be given particular designations with respect to authority, function or seniority) and such other officers as the Board of Directors may from time to time determine. Notwithstanding the foregoing, by specific action the Board of Directors may authorize the Chairman to appoint any person to any office other than Chairman, President, Secretary or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board of Directors may determine. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate the absent or disabled officer’s powers or duties to any other officer or to any director.

Section 2. Term of Office; Vacancies. The officers of the Corporation shall hold office until the next organization meeting of the Board of Directors and until their successors are elected, except in the case of resignation, removal from office, or death. The Board of Directors may remove any officer at any time with or without cause by a majority vote of the directors then in office. Any vacancy in any office may be filled by the Board of Directors or by the Chairman as provided in Article III — Section 1 of these Regulations.

Section 3. Authority and Duties. Each of the officers of the Corporation will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board of Directors. Without limiting the generality or effect of the foregoing, each of the Chairman, any Vice Chairman, the President or any Vice President will have the authority to exercise, on behalf of the Corporation, the Corporation’s rights as a holder of shares of capital stock or other securities of any other corporation or other entity.

ARTICLE IV

COMPENSATION

Section 1. Directors and Members of Committees. Members of the Board of Directors and members of any committee of the Board of Directors may, as such, receive such compensation, which may be either a fixed sum for attendance at each meeting of the Board of Directors, or at each meeting of the Committee, or stated compensation payable at intervals, or may otherwise be compensated as may be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors, which compensation may be in different amounts for various members of the Board of Directors or any committee. No member of the Board of Directors and no member of any committee of the Board of Directors shall be disqualified from being counted in the determination of a quorum or from acting at any meeting of the Board of Directors or of a committee of the Board of Directors by reason of the fact that matters affecting his own compensation as a director, member of a committee of the Board of Directors, officer, or employee are to be determined.

Section 2. Officers and Employees. The compensation of officers and employees of the Corporation, or the method of fixing such compensation, shall be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors. Such compensation may include pension, disability, and death benefits, and may be by way of fixed salary, or on the basis of earnings of the Corporation, or any combination thereof, or otherwise, as may be determined or authorized from time to time by the Board of Directors or any committee of the Board of Directors.

ARTICLE V

INDEMNIFICATION

Section 1. The Corporation shall indemnify any director, officer, or a former director, officer, or employee of the Corporation, against expenses (including attorneys’ fees), judgments, decrees, fines, penalties, amounts paid in settlement and other liabilities incurred in connection with the defense of any pending or threatening action, suit, or proceeding, whether criminal, civil, administrative or investigative, to which such director, officer or employee is or could reasonably expect to be made a party by reason of being or having been such director, officer, or employee, provided:

(a)                                 that such person was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his duty to the Corporation;

(b)                                 that he acted in good faith in what he reasonably believed to be the best interests of the Corporation; and

(c)                                  that, in any matter the subject of a criminal action, suit, or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

The determination as to (a), (b) and (c) above shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not or were not parties to or threatened with such action, suit, or proceeding arising from the same or similar operative facts; or (2) if such a quorum is not obtainable, or even if obtainable if a majority of such quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) to whom the matter may be referred by a majority of disinterested directors; or (3) if there be no disinterested directors, or if a majority of the disinterested directors, whether or not a quorum, so directs, by vote in person or by proxy of the holders of a majority of the Corporation’s shares entitled to vote in the election of directors.

The termination of any claim, action, suit, or proceeding by judgment, order, settlement, conviction, or plea of guilty or nolo contendere shall not create a presumption that such person did not meet the standards of conduct referred to above.

To the extent that any such person has been successful on the merits, on procedural grounds, or otherwise with respect to any such action, suit, or proceeding, or in the defense of any claim, issue, or matter therein, such person shall be indemnified against expenses incurred in connection therewith without the determination specified above.

The Board of Directors, whether a disinterested quorum exists or not, may advance expenses to any such person for the defense of any such action, suit, or proceeding, or threat thereof, prior to any final disposition thereof, upon receipt of a satisfactory undertaking by such person to repay such amount unless it shall ultimately be determined that such person is entitled to indemnification by the Corporation as herein authorized.

The indemnification provided by this Article shall not be deemed exclusive of, or in any way to limit, any other rights to which any person indemnified may be or may become entitled as a matter of law, by the articles, regulations, agreements, insurance, vote of stockholders, or otherwise, with respect to action in his official capacity, and shall continue as to a person who has ceased to be a director, officer, or employee; and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 2. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or of the Ohio Revised Code.

Section 3. If any part of this Article shall be found, in any action, suit, or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.

ARTICLE VI

RECORD DATES

For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders, the Board of Directors may fix a record date in accordance with the provisions of the Ohio General Corporation Law. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of such meetings, unless the Board of Directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in the Ohio General Corporation Law, fix another date, and, in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of such date in accordance with the same requirements as those applying to a meeting newly called. The Board of Directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article, including the date of the meeting of shareholders and the period ending with the date, if any, to which adjourned. If no record date is fixed therefor, the record date for determining the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.

ARTICLE VII

CERTIFICATES FOR SHARES

Section 1. Form of Certificates and Signatures. Each holder of shares shall be entitled to one or more certificates, signed by the Chairman of the Board or the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Corporation, which shall certify the number and class of shares held by him in the Corporation, but no certificate for shares shall be executed or delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation may be facsimile, engraved, stamped, or printed. Although any officer of the Corporation whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

Section 2. Transfer of Shares. Shares of the Corporation shall be transferable upon the books of the Corporation by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the Corporation or its agents may reasonably require.

Section 3. Lost, Stolen, or Destroyed Certificates. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed, and the Board of Directors may, in its discretion, require the owner, or his legal representatives, to give the Corporation a bond containing such terms as the Board of Directors may require to protect the Corporation or any person injured by the execution and delivery of a new certificate.

Section 4. Transfer Agent and Registrar. The Board of Directors may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars, or any of them.

ARTICLE VIII

CORPORATE SEAL

The Ohio General Corporation Law provides in effect that the absence of a corporate seal from any instrument executed on behalf of the Corporation does not affect the validity of the instrument; if in spite of that provision a seal is imprinted on or attached, applied, or affixed to an instrument by embossment, engraving, stamping, printing, typing, adhesion, or other means, the impression of the seal on the instrument shall be circular in form and shall contain the name of the Corporation and the words “corporate seal.”

ARTICLE IX

AMENDMENTS

The Regulations of the Corporation may be amended, or new Regulations may be adopted, by the shareholders at a meeting held for such purpose, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such proposal or without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal. If the Regulations are amended or new Regulations are adopted without a meeting of the shareholders, the Secretary of the Corporation shall mail a copy of the amendment or the new Regulations to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof.

ARTICLE X

PRACTICE OF ENGINEERING, ARCHITECTURE

AND LAND SURVEY IN ALASKA

All engineering decisions pertaining to engineering activities in the State of Alaska shall be made by a professional engineer registered in the State and designated by the Board as being in responsible charge or other professional engineers registered in Alaska under his direct personal supervision.

ARTICLE XI

PRACTICE OF ENGINEERING, ARCHITECTURE

AND LAND SURVEY IN THE STATE OF WASHINGTON

All engineering decisions pertaining to engineering activities in the State of Washington shall be made by a professional engineer registered in the State and designated by the Board as being in responsible charge or other professional engineers registered in the State of Washington under his direct personal supervision.